UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016 (December 16, 2016)

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture and Senior Notes due 2021

On December 16, 2016, Starwood Property Trust, Inc., a Maryland corporation (the “Company”), issued $700 million aggregate principal amount of its 5.000% unsecured senior notes due 2021 (the “Notes”) under an indenture, dated as of December 16, 2016 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.  The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act.  The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company used a portion of the $687.2 million net proceeds from the offering to repay the amount outstanding under its existing $653.2 million term loan agreement and intends to use the remaining proceeds for other general corporate purposes, which may include the payment of liabilities and other working capital needs.

The Notes are senior unsecured obligations of the Company and will mature on December 15, 2021.  The Notes bear interest at a rate of 5.000% per year.  Interest on the Notes will be paid semi-annually in arrears on each June 15 and December 15, commencing June 15, 2017, to the persons who are holders of record of the Notes on the preceding June 1 and December 1, respectively.

The following is a brief description of the terms of the Notes and the Indenture.

Possible Future Guarantees

When the Notes are first issued they will not be guaranteed by any of the Company’s subsidiaries and none of the Company’s subsidiaries will be required to guarantee the Notes in the future, except that, under certain circumstances and subject to certain exceptions set forth in the Indenture, one or more of the Company’s Domestic Subsidiaries (as defined in the Indenture) (except for certain Excluded Subsidiaries or Securitization Entities (each as defined in the Indenture)) may be required to guarantee the payment of the Notes (the “Springing Guarantee Covenant”).

Ranking

The Notes will be:

•                  pari passu in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior unsecured guarantees;

•                  effectively subordinated in right of payment to all of Company’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•                  senior in right of payment to any of the Company’s future subordinated indebtedness and subordinated guarantees; and

•                  effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries (other than any Domestic Subsidiaries that may become guarantors of the Notes).

If any of the Company’s subsidiaries becomes a guarantor of the Notes, its guarantee will be:

•                  a senior unsecured obligation of such guarantor;

•                  pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor;

•                  effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such guarantor to the extent of the value of the assets securing such indebtedness and guarantees; and

•                  senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor.

Such guarantor’s guarantee of the Notes and all other obligations of such guarantor under the Indenture will automatically terminate and such guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture.  In addition, the Springing Guarantee Covenant and, if any of the Company’s Domestic Subsidiaries has guaranteed the Notes, such guarantor’s guarantee of the Notes and all other obligations of such guarantor under the Indenture will be automatically suspended and be of no force or effect on and after any date that (a) the Notes have investment grade credit ratings from each of two specified rating agencies and (b) no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing, subject to automatic reinstatement of such covenant and any such guarantees if the Notes cease to have an investment grade credit rating from both of those two rating agencies.

Optional Redemption

Prior to September 15, 2021, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.  On and after September 15, 2021, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

In addition, prior to December 15, 2019, the Company may redeem up to 35% of the Notes using the proceeds of certain equity offerings at a price equal to 105.000% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Company will be required (unless the Company has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued but unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•                  limit the ability of the Company and its subsidiaries to incur additional indebtedness;

•                  require that the Company and its subsidiaries maintain Total Unencumbered Assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness (as defined in the Indenture) of the Company and its subsidiaries; and

•                  impose certain requirements in order for the Company to merge or consolidate with another person.

Certain of these covenants will be automatically suspended and will be of no force or effect on and after any date that (a) the Notes have investment grade credit ratings from each of two specified rating agencies and (b) no

Default or Event of Default has occurred and is continuing, subject to automatic reinstatement of such covenants if the Notes cease to have an investment grade credit rating from both of those two rating agencies.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the initial purchasers, dated as of December 16, 2016 (the “Registration Rights Agreement”), pursuant to which the Company agreed to use its commercially reasonable efforts to (a) consummate an offer to exchange the Notes for its notes with terms substantially identical to those of the Notes no later than 360 days after the date of the initial issuance of the Notes or (b) if such exchange offer is not consummated, file and keep effective a shelf registration statement with respect to resales of the Notes.  If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Credit Agreement

On December 16, 2016, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement provides for a credit facility in an initial aggregate principal amount of $400 million (the “Credit Facility”), consisting of a term loan in an aggregate principal amount of $300 million (the “Term Loan”) and a revolving credit facility in a maximum aggregate principal amount of $100 million (the “Revolver”).  The Credit Facility also includes an “accordion” feature which allows the Company, subject to certain terms and conditions, to increase the commitments under the Credit Facility by up to $200 million.  The Company expects to use the proceeds of the Term Loan, together with cash on hand, to (i) pay certain transaction fees and expenses in connection with entering into the Credit Agreement, (ii) repay certain existing indebtedness and (iii) provide for ongoing working capital requirements and general corporate purposes.

The maximum aggregate outstanding principal amount under the Credit Facility is limited by a borrowing base calculated periodically based on specified percentages of the value of certain mortgage loans (and A-Note and B-Note and senior and junior participation interests therein), mezzanine loans, equity interests in commercial real property, commercial mortgage-backed securities, residential mortgage-backed securities and servicing and special servicing rights held by the Company’s subsidiaries, subject to certain adjustments.  The Credit Facility is required to be guaranteed by certain of the Company’s subsidiaries that directly or indirectly hold such assets, and such guarantees are secured by substantially all of the assets of such subsidiaries.  In the event any subsidiary of the Company provides a guaranty of the Notes, such subsidiary would be required to also provide an unsecured guaranty of the Credit Facility, which guaranty of the Credit Facility would be subject to suspension or termination as and when such guaranty of the Notes is suspended or terminated, as applicable.

Depending on the type of borrowing by the Company, the applicable interest rate under the Credit Facility is calculated at a per annum rate equal to (a) LIBOR plus 2.25% or (b) (i) the greatest of (x) the prime rate, (y) the federal funds effective rate plus 0.5% or (z) one-month LIBOR plus 1.00% plus (ii) 1.25%.  The unused portion of the Revolver will also be subject to an unused fee that will be calculated at a per annum rate equal to 0.25%.

The Credit Facility has a maturity date of December 16, 2020; provided that the Company may, at its election, extend each of the Revolver and the Term Loan for six months (provided that no more than two such elections shall be permitted). Each such extension will be subject to satisfaction of certain conditions precedent, including payment of an extension fee to the lenders in an amount equal to 0.10% of the sum of the aggregate outstanding principal balance of the Term Loan and the aggregate outstanding commitments under the Revolver.  The outstanding amounts under the Credit Facility may be prepaid at any time without premium (except for certain customary break funding payments in connection with Eurocurrency loans).  The Credit Facility is subject to mandatory prepayment if the aggregate outstanding principal balance thereof exceeds the current borrowing base, in an amount equal to such excess. Mandatory prepayments of the Revolver do not result in a permanent reduction of the lenders’ commitments thereunder.

The Credit Agreement contains customary representations and warranties, conditions to borrowing and events of default, the occurrence of which would entitle lenders to accelerate the amounts outstanding.  The Credit Agreement also contains covenants that restrict, among other things, the ability of the Company and its subsidiaries to create liens, make certain investments, incur indebtedness, merge or consolidate, dispose of assets, pay dividends, repurchase or redeem capital stock and unsecured or subordinated indebtedness, change the nature of their businesses, enter into certain transactions with affiliates and change their fiscal year.  In addition, the Credit Agreement requires the Company to maintain minimum liquidity, a minimum fixed charge coverage ratio, a maximum leverage ratio, a minimum tangible net worth and a minimum interest coverage ratio.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

4.1

Indenture, dated as of December 16, 2016, between Starwood Property Trust, Inc. and The Bank of New York Mellon, as trustee (including the form of Starwood Property Trust, Inc.’s 5.000% Senior Notes due 2021).

4.2	Registration Rights Agreement, dated as of December 16, 2016, between Starwood Property Trust, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers.
4.3

Credit Agreement, dated as of December 16, 2016, among Starwood Property Trust, Inc., as borrower, certain subsidiaries of Starwood Property Trust, Inc. from time to time party thereto, as guarantors, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2016	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1

Indenture, dated as of December 16, 2016, between Starwood Property Trust, Inc. and The Bank of New York Mellon, as trustee (including the form of Starwood Property Trust, Inc.’s 5.000% Senior Notes due 2021).

4.2	Registration Rights Agreement, dated as of December 16, 2016, between Starwood Property Trust, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers.
4.3

Credit Agreement, dated as of December 16, 2016, among Starwood Property Trust, Inc., as borrower, certain subsidiaries of Starwood Property Trust, Inc. from time to time party thereto, as guarantors, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.